Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation Reports Second Quarter 2026 Results;

Updates Full Year 2026 Outlook; and Declares Quarterly Cash Dividend

Boca Raton, Florida, August 3, 2026 (BUSINESS NEWSWIRE) — SBA Communications Corporation (Nasdaq: SBAC) (“SBA” or the “Company”) today reported results for the quarter ended June 30, 2026.

Highlights of the second quarter include:

•	Net income attributable to SBA of $198.8 million or $1.87 per share

•	Industry-leading AFFO per share of $3.05

•	Issued inaugural $3.5 billion investment grade senior notes and entered into a new expanded $2.5 billion senior unsecured revolving credit facility subsequent to quarter end

•	Ratings upgrade from S&P to BBB

In addition, the Company announced today that its Board of Directors has declared a quarterly cash dividend of $1.25 per share of the Company’s Class A Common Stock. The distribution is payable September 17, 2026 to the shareholders of record at the close of business on August 20, 2026.

“We had another solid quarter, with financial and operating results in line with our expectations,” commented Brendan Cavanagh, President and Chief Executive Officer. “Carrier activity remained steady, with our customers both upgrading sites and expanding their networks through new colocations. With Auction 115 around the corner, we’re excited about future network deployments and partnering with our customers to cement the U.S. as a leader in wireless connectivity and 6G. In the second quarter, we saw increased new tower construction as we ramped up efforts in Central America building sites for Millicom and others. We expect to continue seeing this production grow steadily throughout the year. Our balance sheet got even stronger as we completed our first investment grade bond offering, issuing $3.5 billion of senior unsecured notes, meaningfully reducing the amount of secured debt and laying a solid foundation for future financings. We also replaced our prior secured revolving credit facility with a new $2.5 billion unsecured revolving credit facility. With our enhanced liquidity and investment grade balance sheet, we expect to continue growing our dividend at the highest growth rate in the industry while investing in our portfolio and incremental shareholder returns through stock repurchases. We ended the quarter with net debt to Adjusted EBITDA of 6.4x, in the middle of our target range of 6.0x to 7.0x, leaving us plenty of capacity to do both.”

Operating Results

The table below details select financial results for the three months ended June 30, 2026 and comparisons to the prior year period.

	Q2 2026	Q2 2025	$ Change	% Change	% Change excluding FX (1)
Consolidated	($ in millions, except per share amounts)
Site leasing revenue	$663.9	$631.8	$32.1	5.1%	3.0%
Site development revenue	51.4	67.2	(15.8)	(23.5%)	(23.5%)
Site leasing segment operating profit (2)	529.8	513.2	16.6	3.2%	1.5%
Tower cash flow (1)	524.9	511.2	13.7	2.7%	0.9%
Net cash interest expense	122.1	111.5	10.6	9.5%	9.8%
Net income (3)	196.5	225.7	(29.2)	(12.9%)	(5.2%)
Earnings per share — diluted	1.87	2.09	(0.22)	(10.7%)	(3.9%)
Adjusted EBITDA (1)	483.8	475.5	8.3	1.8%	0.0%
AFFO (1)	324.4	342.1	(17.7)	(5.2%)	(7.5%)
AFFO per share (1)	3.05	3.17	(0.12)	(3.8%)	(6.0%)

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.
(2)	Site leasing contributed 98.2% and 97.4% of the Company’s total operating profit in the second quarter of 2026 and 2025, respectively.
(3)

Net income includes an $8.0 million gain and $30.4 million gain, net of taxes, on the currency-related remeasurement of intercompany loans with foreign subsidiaries which are denominated in a currency other than the subsidiaries’ functional currencies for the second quarter of 2026 and 2025, respectively.

The table below details select financial results by segment for the three months ended June 30, 2026 and comparisons to the prior year period.

					% Change
					excluding
	Q2 2026	Q2 2025	$ Change	% Change	FX
	($ in millions)
Domestic site leasing revenue	$452.5	$469.8	$(17.3)	(3.7%)	(3.7%)
Domestic cash site leasing revenue (1)	450.2	467.4	(17.2)	(3.7%)	(3.7%)
Domestic site leasing segment operating profit	381.0	400.4	(19.4)	(4.8%)	(4.8%)
Domestic site leasing tower cash flow (1)	377.5	396.1	(18.6)	(4.7%)	(4.7%)
Int’l site leasing revenue	211.4	162.0	49.4	30.5%	22.4%
Int’l cash site leasing revenue (1)	210.4	163.7	46.7	28.5%	20.3%
Int’l site leasing segment operating profit	148.8	112.8	36.0	31.9%	24.0%
Int’l site leasing tower cash flow (1)	147.4	115.1	32.3	28.0%	20.1%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

The table below details key margins for the three months ended June 30, 2026 and comparisons to the prior year period.

	Q2 2026	Q2 2025
Tower Cash Flow Margin (1)	79.5%	81.0%
Adjusted EBITDA Margin (1)	68.0%	68.1%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

Investing Activities

During the second quarter of 2026, SBA acquired 6 communication sites for total cash consideration of $10.5 million. SBA also built 109 towers during the second quarter of 2026. As of June 30, 2026, SBA owned or operated 46,390 communication sites, 17,362 of which are located in the United States and its territories and 29,028 of which are located internationally. In addition, the Company spent $17.2 million to purchase land and easements and to extend lease terms. Total cash capital expenditures for the second quarter of 2026 were $91.2 million, consisting of $15.8 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $75.4 million of discretionary cash capital expenditures (new tower builds, tower augmentations, acquisitions, and purchasing land and easements).

As of the date of this press release, the Company, subsequent to quarter end, purchased or is under contract to purchase 58 communication sites for an aggregate consideration of $28.8 million in cash, which it expects to close by the end of the fourth quarter of 2026.

Financing Activities and Liquidity

SBA ended the second quarter of 2026 with $12.8 billion of total debt, $9.8 billion of total secured debt, $0.4 billion of cash and cash equivalents, short-term restricted cash, and short-term investments, and $12.4 billion of Net Debt. SBA’s Net Debt and Net Secured Debt to Annualized Adjusted EBITDA Leverage Ratios were 6.4x and 4.9x, respectively.

On July 23, 2026, the Company, issued $1.35 billion of 4.875% unsecured senior notes due January 15, 2030, $1.35 billion of 5.150% unsecured senior notes due July 15, 2031, and $0.8 billion of 5.450% unsecured senior notes due July 15, 2033. The 2026 Senior Notes have a blended interest rate of 5.113% and a weighted average maturity of 4.9 years. Net proceeds from this offering were used to repay the aggregate principal amount outstanding on the Revolving Credit Facility ($1.0 billion), the 2024 Term Loan ($2.2 billion), and for general corporate purposes. In connection with the repayment, the Company terminated its existing Senior Credit Agreement and entered into a New Senior Credit Agreement providing for an expanded $2.5 billion senior unsecured revolving credit facility (the “2026 Revolving Credit Facility”).

The 2026 Revolving Credit Facility has a maturity date of July 23, 2031. Amounts borrowed under the 2026 Revolving Credit Facility accrue interest, at the Company’s election, at either (1) Term SOFR plus a margin that ranges from 75.0 basis points to 137.5 basis points or (2) the Base Rate plus a margin that ranges from 0.0 basis points to 37.5 basis points, in each case based on the Company’s credit ratings. In addition, the Company is required to pay a commitment fee of between 0.08% to 0.20% per annum on the amount of unused commitments based on the Company’s credit ratings.

Based on the Company’s current credit ratings, borrowings under the 2026 Revolving Credit Facility accrue interest at Term SOFR plus 100.0 basis points and the Company is required to pay a commitment fee of 0.11% per annum on the amount of unused commitments.

As of the date of this press release, the Company had no amounts outstanding under the 2026 Revolving Credit Facility.

As of the date of this press release, the Company had $1.1 billion of authorization remaining under its stock repurchase plan.

In the second quarter of 2026, the Company declared and paid a cash dividend of $132.7 million.

Outlook

The Company is updating its full year 2026 Outlook for anticipated results. The 2026 Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

The Company’s full year 2026 Outlook assumes the acquisitions of only those communication sites under contract which are expected to close in 2026 at the time of this press release. The Company may spend additional capital in 2026 on acquiring revenue producing assets not yet identified or under contract, the impact of which is not reflected in the 2026 Outlook. The 2026 Outlook also does not contemplate any additional repurchases of the Company’s stock or additional debt financings during the remainder of 2026 (other than the refinancing of the 2021-1C Tower Securities as discussed below), although the Company may ultimately spend capital to repurchase stock or issue new debt during the remainder of the year.

The Company’s 2026 Outlook assumes an average foreign currency exchange rate of 5.10 Brazilian Reais to 1.0 U.S. Dollar, 2,560 Tanzanian Shillings to 1.0 U.S. Dollar, and 16.40 South African Rand to 1.0 U.S. Dollar throughout the last two quarters of 2026.

					Change from
				Change from	April 29, 2026
				April 29, 2026	Outlook
(in millions, except per share amounts)	Full Year 2026			Outlook (7)	Excluding FX (7)
Site leasing revenue	$2,651.0	to	$2,676.0	$2.0	$3.0
Site development revenue	$190.0	to	$210.0	$—	$—
Total revenues	$2,841.0	to	$2,886.0	$2.0	$3.0
Tower Cash Flow (1)	$2,091.0	to	$2,111.0	$(1.0)	$—
Adjusted EBITDA (1)	$1,920.0	to	$1,940.0	$(1.0)	$—
Net cash interest expense (2)(3)	$490.0	to	$498.0	$(2.0)	$(2.0)
Non-discretionary cash capital expenditures (4)	$65.0	to	$75.0	$(2.0)	$(2.0)
AFFO (1)	$1,270.0	to	$1,318.0	$1.0	$2.0
AFFO per share (1) (5)	$11.95	to	$12.40	$0.02	$0.03
Discretionary cash capital expenditures (6)	$455.0	to	$475.0	$25.0	$25.0

(1)	See the reconciliation of this non-GAAP financial measure presented below under “Non-GAAP Financial Measures.”
(2)	Net cash interest expense is defined as interest expense less interest income. Net cash interest expense does not include amortization of deferred financing fees or non-cash interest expense.
(3)

For purposes of the Outlook, the Company has assumed that the $1,165.0 million 2021-1C Tower Securities (which have an anticipated repayment date of November 9, 2026) would be refinanced prior to the fourth quarter at a fixed rate of 5.25%; however, the Company does not currently have any specific refinancing plans and the actual date and rate of any refinancing is subject to market conditions.

(4)	Consists of tower maintenance and general corporate capital expenditures.

(5)

Outlook for AFFO per share is calculated by dividing the Company’s outlook for AFFO by an assumed weighted average number of diluted common shares of 106.3 million. Outlook does not include the impact of any potential future repurchases of the Company’s stock during 2026.

(6)

Consists of new tower builds, tower augmentations, communication site acquisitions and ground lease purchases. Does not include easements or payments to extend lease terms and expenditures for acquisitions of revenue producing assets not under contract at the date of this press release.

(7)	Changes from prior outlook are measured based on the midpoint of outlook ranges provided.

Bridge of 2025 Total Site Leasing Revenue to 2026 Outlook

The table below presents a bridge of the Company’s 2025 Site Leasing Revenue to the Company’s 2026 Outlook for 2026 Site Leasing Revenue by reportable segment.

(in millions)	Consolidated				Domestic				International
2025 Total Site Leasing Revenue	$		2,571		$		1,866		$		705
(+) New Leases and Amendments		52	to	58		33	to	37		19	to	21
(+) Escalations		71	to	74		51	to	52		20	to	22
(-) Sprint Consolidation Churn		(56)	to	(55)		(56)	to	(55)		—	to	—
(-) EchoStar Churn		(56)	to	(56)		(56)	to	(56)		—	to	—
(-) Regular Churn		(64)	to	(57)		(24)	to	(21)		(40)	to	(36)
(+) Non-Organic Revenue (1)		86	to	86		4	to	4		82	to	82
(+ / -) Straight-line Revenue		5	to	10		2	to	5		3	to	5
(+ / -) FX		39	to	39		—	to	—		39	to	39
(+ / -) Other (2)		3	to	6		(7)	to	(5)		10	to	11

2026 Total Site Leasing Revenue		$2,651	to	$2,676		$1,813	to	$1,827		$838	to	$849

(1)	Includes contributions from acquisitions and new infrastructure builds.
(2)	Includes pass-through reimbursable expenses, amortization of capital contributions for tower augmentations, managed and non-macro business and other miscellaneous items.

Conference Call Information

SBA Communications Corporation will host a conference call on Monday, August 3, 2026 at 5:00 PM (EDT) to discuss the quarterly results. The call may be accessed as follows:

When:	Monday, August 3, 2026 at 5:00 PM (EDT)

Dial-in Number:	(202) 735-3323

Access Code:	5982682

Conference Name:	SBA Second quarter 2026 results

Replay Available:	August 4, 2026 at 12:01 AM to September 2, 2026 at 12:00 AM (TZ: Eastern)

Replay Number:	(855) 921-4483

Internet Access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release and the Company’s earnings call include forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) its outlook for financial and operational performance in 2026, the assumptions it made and the drivers contributing to its full year 2026 Outlook, (ii) the drivers of growth for wireless antennae in the U.S. and in each of our international markets, the ability of the Company to capitalize on such growth and the impact on the Company’s future financial and operational outlook, (iii) the ability to execute its growth strategies and the impacts to its financial performance, (iv) the timing of closing for currently pending acquisitions, (v) tower portfolio growth and its long-term growth potential, including the drivers of its organic growth, (vi) its capital allocation policy, including the use of capital for portfolio growth, share repurchases, and dividends, (vii) the strength of its balance sheet and ability to generate significant free cash flow, (viii) its customers’ ongoing network investments and new spectrum and future auctions, (ix) domestic and international churn in 2026 and future years, (x) growth in tower construction, (xi) its ability to become a leader in U.S. wireless connectivity and 6G, (xii) its leading position in Central America, and (xiii) backlogs and carrier activity for the remainder of 2026.

The Company wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in the Company’s business as well as other important factors that may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the impact of macro-economic conditions, including high interest rates, unemployment rates, tariffs, inflation, consumer confidence and financial market volatility on (a) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (b) the Company’s business and results of operations, and on foreign currency exchange rates and (c) consumer discretionary income and demand for wireless services, (2) the Company’s ability to recognize anticipated revenues, tower cash flows and other anticipated benefits from its acquisitions, (3) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in the United States and in the Company’s other international markets; (4) the Company’s ability to accurately identify and manage any risks associated with its acquired sites, to effectively integrate such sites into its business and to achieve the anticipated financial results; (5) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (6) the Company’s ability to manage expenses and cash capital expenditures at anticipated levels; (7) the impact of continued consolidation among wireless service providers in the U.S. and internationally, on the Company’s leasing revenue, including churn; (8) the Company’s ability to successfully manage the risks associated with international operations, including risks associated with foreign currency exchange rates; (9) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (10) the Company’s ability to acquire land underneath towers on terms that are accretive; (11) the Company’s ability to obtain future financing at commercially reasonable rates or at all; (12) the Company’s ability to achieve the new builds targets included in its anticipated annual portfolio growth goals, which will depend, among other things, on obtaining zoning and regulatory approvals, availability and cost of labor and supplies, and other factors beyond the Company’s control that could affect the Company’s ability to build additional towers in 2026; (13) whether technology upgrades, spectrum auctions, consumer demand for fixed wireless and other developments will drive demand in the US and in the Company’s other international markets for wireless services, wireless antennas and towers as anticipated; (14) the ability of our customers to perform under their financial and contractual obligations; and (15) the Company’s ability to meet its total portfolio growth, which will depend, in addition to the new build risks, on the Company’s ability to identify and acquire sites at prices and upon terms that will provide accretive portfolio growth, competition from third parties for such acquisitions and our ability to negotiate the terms of, and acquire, these potential tower portfolios on terms that meet our internal return criteria.

With respect to its expectations regarding the ability to close, and realize the benefits of, pending acquisitions, these factors also include each party satisfactorily completing due diligence, the ability to receive required regulatory approval, the ability and willingness of each party to fulfill their respective closing conditions and their contractual obligations and, with respect to the Company’s acquisitions, the amount and quality of due diligence that the Company is able to complete prior to closing of any acquisition and the availability of cash on hand or borrowing capacity under the Revolving Credit Facility to fund the consideration, its ability to accurately anticipate the future performance of the acquired towers and any challenges or costs associated with the integration of such towers. With respect to the repurchases under the Company’s stock repurchase program, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions, the availability of stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes. Furthermore, the Company’s forward-looking statements and its 2026 outlook assumes that the Company continues to qualify for treatment as a REIT for U.S. federal income tax purposes and that the Company’s business is currently operated in a manner that complies with the REIT rules and that it will be able to continue to comply with and conduct its business in accordance with such rules. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s most recently filed Annual Report on Form 10-K.

This press release contains non-GAAP financial measures. Reconciliation of each of these non-GAAP financial measures and the other Regulation G information is presented below under “Non-GAAP Financial Measures.”

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a leading independent owner and operator of wireless communications infrastructure including towers, buildings, rooftops, distributed antenna systems (DAS) and small cells. With a portfolio of more than 46,000 communications sites throughout the Americas and in Africa, SBA is listed on NASDAQ under the symbol SBAC. Our organization is part of the S&P 500 and one of the top Real Estate Investment Trusts (REITs) by market capitalization. For more information, please visit: www.sbasite.com.

Contacts

Louis Friend, CFA

VP, Finance & Capital Markets

561-322-7850

Maria Alexandra Velez

VP, Corporate Affairs

561-981-7352

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited) (in thousands, except per share amounts)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2026	2025	2026	2025
Revenues:
Site leasing	$663,885	$631,788	$1,320,034	$1,247,997
Site development	51,389	67,193	98,678	115,232

Total revenues	715,274	698,981	1,418,712	1,363,229

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion, and amortization shown below):
Cost of site leasing	134,076	118,571	265,987	234,049
Cost of site development	41,926	53,525	81,350	91,714
Selling, general, and administrative expenses (1)	77,548	71,022	148,096	137,241
Acquisition and new business initiatives related adjustments and expenses	5,926	5,887	14,016	13,266
Asset impairment and decommission costs	22,566	45,231	51,867	82,257
Depreciation, accretion, and amortization	81,371	69,964	162,686	135,012

Total operating expenses	363,413	364,200	724,002	693,539

Operating income	351,861	334,781	694,710	669,690

Other income (expense):
Interest income	5,631	8,155	10,838	18,935
Interest expense	(127,754)	(119,658)	(256,282)	(223,805)
Non-cash interest expense	(2,486)	(1,233)	(3,259)	(9,581)
Amortization of deferred financing fees	(5,269)	(5,415)	(10,528)	(10,849)
Other income, net	10,482	44,123	33,004	76,286

Total other expense, net	(119,396)	(74,028)	(226,227)	(149,014)

Income before income taxes	232,465	260,753	468,483	520,676
Provision for income taxes	(35,995)	(35,059)	(87,107)	(77,078)

Net income	196,470	225,694	381,376	443,598
Net loss attributable to noncontrolling interests	2,307	100	2,235	2,927

Net income attributable to SBA Communications Corporation	$198,777	$225,794	$383,611	$446,525

Net income per common share attributable to SBA
Communications Corporation:
Basic	$1.87	$2.10	$3.62	$4.15

Diluted	$1.87	$2.09	$3.61	$4.14

Weighted-average number of common shares
Basic	106,073	107,531	105,945	107,637

Diluted	106,264	107,797	106,188	107,968

(1)

Includes non-cash compensation of $26,051 and $20,839 for the three months ended June 30, 2026 and 2025, respectively, and $44,337 and $35,914 for the six months ended June 30, 2026 and 2025, respectively.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	June 30,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$327,051	$264,568
Restricted cash	29,007	167,804
Accounts receivable, net	175,976	171,256
Costs and estimated earnings in excess of billings on uncompleted contracts	24,577	28,152
Prepaid expenses and other current assets	188,161	141,651

Total current assets	744,772	773,431
Property and equipment, net	3,452,615	3,401,799
Intangible assets, net	2,867,780	2,882,117
Operating lease right-of-use assets, net	2,695,380	2,540,229
Acquired and other right-of-use assets, net	1,328,891	1,325,443
Other assets	652,882	651,993

Total assets	$11,742,320	$11,575,012

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$70,062	$73,034
Accrued expenses	89,003	93,502
Current maturities of long-term debt	3,578,556	1,935,802
Deferred revenue	156,812	117,309
Accrued interest	66,342	65,036
Current lease liabilities	306,792	299,604
Other current liabilities	69,078	94,014

Total current liabilities	4,336,645	2,678,301
Long-term liabilities:
Long-term debt, net	9,150,666	10,964,466
Long-term lease liabilities	2,173,052	2,119,258
Other long-term liabilities	626,609	588,244

Total long-term liabilities	11,950,327	13,671,968
Redeemable noncontrolling interests	85,202	78,262
Shareholders’ deficit:
Preferred stock - par value $0.01, 30,000 shares authorized, no shares issued or outstanding	—	—
Common stock - Class A, par value $0.01, 400,000 shares authorized, 106,088 shares and 105,666 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	1,061	1,057
Additional paid-in capital	3,112,691	3,059,427
Accumulated deficit	(7,135,584)	(7,249,905)
Accumulated other comprehensive loss, net	(608,022)	(664,098)

Total shareholders’ deficit	(4,629,854)	(4,853,519)

Total liabilities, redeemable noncontrolling interests, and shareholders’ deficit	$11,742,320	$11,575,012

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited) (in thousands)

	For the three months
	ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$196,470	$225,694
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, accretion, and amortization	81,371	69,964
Gain on remeasurement of U.S. denominated intercompany loans	(11,784)	(45,265)
Non-cash compensation expense	26,798	21,516
Non-cash asset impairment and decommission costs	21,091	42,994
Deferred and non-cash income tax provision	11,497	26,185
Other non-cash items reflected in the Statements of Operations	12,262	14,376
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts, net	(16,277)	(31,125)
Prepaid expenses and other assets	(46)	1,076
Operating lease right-of-use assets, net	36,208	30,373
Accounts payable and accrued expenses	13,547	2,159
Accrued interest	27,794	40,445
Long-term lease liabilities	(35,656)	(32,035)
Other liabilities	43,903	1,741

Net cash provided by operating activities	407,178	368,098

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions	(28,788)	(589,222)
Capital expenditures	(62,419)	(55,865)
Proceeds from sale of investments, net	81,599	64,069
Other investing activities	(4,113)	56

Net cash used in investing activities	(13,721)	(580,962)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under Revolving Credit Facility	(230,000)	80,000
Payment of dividends on common stock	(132,651)	(119,365)
Repurchase and retirement of common stock	—	(130,696)
Other financing activities	(4,079)	11,783

Net cash used in financing activities	(366,730)	(158,278)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,520	7,559
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	28,247	(363,583)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Beginning of period	332,512	664,106

End of period	$360,759	$300,523

Selected Capital Expenditure Detail

	For the three	For the six
	months ended	months ended
	June 30, 2026	June 30, 2026
	(in thousands)
Construction and related costs	$36,074	$61,607
Augmentation and tower upgrades	10,501	20,642
Non-discretionary capital expenditures:
Tower maintenance	14,448	25,702
General corporate	1,396	2,865

Total non-discretionary capital expenditures	15,844	28,567

Total capital expenditures	$62,419	$110,816

Communication Site Portfolio Summary

	Domestic	International	Total
Sites owned at March 31, 2026	17,378	28,980	46,358
Sites acquired during the second quarter	6	—	6
Sites built during the second quarter	10	99	109
Sites decommissioned/reclassified/sold during the second quarter	(32)	(51)	(83)

Sites owned at June 30, 2026	17,362	29,028	46,390

Segment Operating Profit and Segment Operating Profit Margin

Domestic site leasing and International site leasing are the two segments within our site leasing business. Segment operating profit is a key business metric and one of our two measures of segment profitability. The calculation of Segment operating profit for each of our segments is set forth below.

	Domestic Site Leasing		Int’l Site Leasing		Site Development
	For the three months		For the three months		For the three months
	ended June 30,		ended June 30,		ended June 30,
	2026	2025	2026	2025	2026	2025
	(in thousands)
Segment revenue	$452,448	$469,807	$211,437	$161,981	$51,389	$67,193
Segment cost of revenues (excluding depreciation, accretion, and amort.)	(71,427)	(69,421)	(62,649)	(49,150)	(41,926)	(53,525)

Segment operating profit	$381,021	$400,386	$148,788	$112,831	$9,463	$13,668

Segment operating profit margin	84.2%	85.2%	70.4%	69.7%	18.4%	20.3%

Non-GAAP Financial Measures

The press release contains non-GAAP financial measures including (i) Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin; (ii) Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin; (iii) Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share; (iv) Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio (collectively, our “Non-GAAP Debt Measures”); and (v) certain financial metrics after eliminating the impact of changes in foreign currency exchange rates (collectively, our “Constant Currency Measures”).

We have included these non-GAAP financial measures because we believe that they provide investors additional tools in understanding our financial performance and condition.

Specifically, we believe that:

(1) Cash Site Leasing Revenue and Tower Cash Flow are useful indicators of the performance of our site leasing operations;

(2) Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by excluding the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of REITs. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance;

(3) FFO, AFFO and AFFO per share, which are metrics used by our public company peers in the communication site industry, provide investors useful indicators of the financial performance of our business and permit investors an additional tool to evaluate the performance of our business against those of our two principal competitors. FFO, AFFO, and AFFO per share are also used to address questions we receive from analysts and investors who routinely assess our operating performance on the basis of these performance measures, which are considered industry standards. We believe that FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs). We believe that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt) and (2) sustaining capital expenditures and exclude the impact of (1) our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods and the non-cash portion of our reported tax provision. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. We only use AFFO as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment. We believe our definition of FFO is consistent with how that term is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and that our definition and use of AFFO and AFFO per share is consistent with those reported by the other communication site companies;

(4) Our Non-GAAP Debt Measures provide investors a more complete understanding of our net debt and leverage position as they include the full principal amount of our debt which will be due at maturity and, to the extent that such measures are calculated on Net Debt are net of our cash and cash equivalents, short-term restricted cash, and short-term investments; and

(5) Our Constant Currency Measures provide management and investors the ability to evaluate the performance of the business without the impact of foreign currency exchange rate fluctuations.

In addition, Tower Cash Flow, Adjusted EBITDA, and our Non-GAAP Debt Measures are components of the calculations used by our lenders to determine compliance with certain covenants under our prior Senior Credit Agreement, New Senior Credit Agreement and indentures relating to our 2020 Senior Notes, 2021 Senior Notes, and 2026 Senior Notes. These non-GAAP financial measures are not intended to be an alternative to any of the financial measures provided in our results of operations or our balance sheet as determined in accordance with GAAP.

Financial Metrics after Eliminating the Impact of Changes In Foreign Currency Exchange Rates

We eliminate the impact of changes in foreign currency exchange rates for each of the financial metrics listed in the table below by dividing the current period’s financial results by the average monthly exchange rates of the prior year period, and by eliminating the impact of the remeasurement of our intercompany loans. The table below provides the reconciliation of the reported year-over-year change of each of such measures to the change after eliminating the impact of changes in foreign currency exchange rates to such measure.

	Second quarter
	2026 year	Foreign	Change excluding
	over year	currency	foreign
	change	impact	currency impact
Total site leasing revenue	5.1%	2.1%	3.0%
Total cash site leasing revenue	4.7%	2.2%	2.5%
Int’l cash site leasing revenue	28.5%	8.2%	20.3%
Total site leasing segment operating profit	3.2%	1.7%	1.5%
Int’l site leasing segment operating profit	31.9%	7.9%	24.0%
Total site leasing tower cash flow	2.7%	1.8%	0.9%
Int’l site leasing tower cash flow	28.0%	7.9%	20.1%
Net cash interest expense	9.5%	(0.3%)	9.8%
Net income	(12.9%)	(7.7%)	(5.2%)
Earnings per share — diluted	(10.7%)	(6.8%)	(3.9%)
Adjusted EBITDA	1.8%	1.8%	0.0%
AFFO	(5.2%)	2.3%	(7.5%)
AFFO per share	(3.8%)	2.2%	(6.0%)

Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin

The table below sets forth the reconciliation of Cash Site Leasing Revenue and Tower Cash Flow to their most comparable GAAP measurement and Tower Cash Flow Margin, which is calculated by dividing Tower Cash Flow by Cash Site Leasing Revenue.

	Domestic Site Leasing		Int’l Site Leasing		Total Site Leasing
	For the three months		For the three months		For the three months
	ended June 30,		ended June 30,		ended June 30,
	2026	2025	2026	2025	2026	2025
	(in thousands)
Site leasing revenue	$452,448	$469,807	$211,437	$161,981	$663,885	$631,788
Non-cash straight-line leasing revenue	(2,230)	(2,396)	(1,062)	1,749	(3,292)	(647)

Cash site leasing revenue	450,218	467,411	210,375	163,730	660,593	631,141
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(71,427)	(69,421)	(62,649)	(49,150)	(134,076)	(118,571)
Non-cash straight-line ground lease expense	(1,293)	(1,917)	(369)	499	(1,662)	(1,418)

Tower Cash Flow	$377,498	$396,073	$147,357	$115,079	$524,855	$511,152

Tower Cash Flow Margin	83.8%	84.7%	70.0%	70.3%	79.5%	81.0%

Forecasted Tower Cash Flow for Full Year 2026

The table below sets forth the reconciliation of forecasted Tower Cash Flow set forth in the Outlook section to its most comparable GAAP measurement for the full year 2026:

	Full Year 2026
	(in millions)
Site leasing revenue	$2,651.0	to	$2,676.0
Non-cash straight-line leasing revenue	(16.5)	to	(11.5)

Cash site leasing revenue	2,634.5	to	2,664.5
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(536.0)	to	(551.0)
Non-cash straight-line ground lease expense	(7.5)	to	(2.5)

Tower Cash Flow	$2,091.0	to	$2,111.0

Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin

The table below sets forth the reconciliation of Adjusted EBITDA to its most comparable GAAP measurement.

	For the three months
	ended June 30,
	2026	2025
	(in thousands)
Net income	$196,470	$225,694
Non-cash straight-line leasing revenue	(3,292)	(647)
Non-cash straight-line ground lease expense	(1,662)	(1,418)
Non-cash compensation	26,798	21,516
Other income, net	(10,482)	(44,123)
Acquisition and new business initiatives related adjustments and expenses	5,926	5,887
Asset impairment and decommission costs	22,566	45,231
Interest income	(5,631)	(8,155)
Total interest expense (1)	135,509	126,306
Depreciation, accretion, and amortization	81,371	69,964
Provision for taxes (2)	36,242	35,229

Adjusted EBITDA	$483,815	$475,484

Annualized Adjusted EBITDA (3)	$1,935,260	$1,901,936

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes franchise and gross receipts taxes reflected in the Statements of Operations in selling, general and administrative expenses.
(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months
	ended June 30,
	2026	2025
	(in thousands)
Total revenues	$715,274	$698,981
Non-cash straight-line leasing revenue	(3,292)	(647)

Total revenues minus non-cash straight-line leasing revenue	$711,982	$698,334

Adjusted EBITDA	$483,815	$475,484

Adjusted EBITDA Margin	68.0%	68.1%

Forecasted Adjusted EBITDA for Full Year 2026

The table below sets forth the reconciliation of the forecasted Adjusted EBITDA set forth in the Outlook section to its most comparable GAAP measurement for the full year 2026:

	Full Year 2026
	(in millions)
Net income	$788.0	to	$841.0
Non-cash straight-line leasing revenue	(16.5)	to	(11.5)
Non-cash straight-line ground lease expense	(7.5)	to	(2.5)
Non-cash compensation	87.0	to	82.0
Other income, net	(48.0)	to	(48.0)
Acquisition and new business initiatives related adjustments and expenses	28.5	to	23.5
Asset impairment and decommission costs	92.0	to	87.0
Interest income	(26.0)	to	(16.0)
Total interest expense (1)	554.0	to	536.0
Depreciation, accretion, and amortization	342.5	to	332.5
Provision for taxes (2)	126.0	to	116.0

Adjusted EBITDA	$1,920.0	to	$1,940.0

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes projections for franchise taxes and gross receipts taxes, which will be reflected in the Statement of Operations in Selling, general, and administrative expenses.

Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share

The tables below set forth the reconciliations of FFO, AFFO, and AFFO per share to their most comparable GAAP measurement.

	For the three months
	ended June 30,
	2026		2025
	(in thousands)	($per share)	(in thousands)	($per share)
Net income	$196,470	$1.85	$225,694	$2.09
Real estate related depreciation, amortization, and accretion	79,520	0.75	68,250	0.63
Asset impairment and decommission costs	22,566	0.21	45,231	0.42

FFO	$298,556	$2.81	$339,175	$3.14
Adjustments to FFO:
Non-cash straight-line leasing revenue	(3,292)	(0.03)	(647)	(0.01)
Non-cash straight-line ground lease expense	(1,662)	(0.02)	(1,418)	(0.01)
Non-cash compensation	26,798	0.25	21,516	0.20
Adjustment for non-cash portion of tax provision and other tax adjustments (1)	14,768	0.14	27,211	0.25
Non-real estate related depreciation, amortization, and accretion	1,851	0.02	1,714	0.02
Amortization of deferred financing costs and debt discounts and non-cash interest expense	7,755	0.07	6,648	0.06
Other income, net	(10,482)	(0.10)	(44,123)	(0.40)
Acquisition and new business initiatives related adjustments and expenses	5,926	0.06	5,887	0.05
Non-discretionary cash capital expenditures	(15,844)	(0.15)	(13,846)	(0.13)

AFFO	$324,374	$3.05	$342,117	$3.17
Adjustments for joint venture partner interest	(1,850)	(0.02)	(1,715)	(0.02)

AFFO attributable to SBA Communications Corporation	$322,524	$3.03	$340,402	$3.15

Diluted weighted average number of common shares		106,264		107,797

(1)

The three months ended June 30, 2026 includes $2.8 million in taxes related to the sale of substantially all of our operations in Canada. We believe that these tax payments are nonrecurring, and do not believe these are an indication of our operating performance. Accordingly, we believe it is more meaningful to present AFFO and AFFO attributable to SBA Communications Corporation excluding these amounts.

Forecasted AFFO for the Full Year 2026

The tables below set forth the reconciliations of the forecasted AFFO and AFFO per share set forth in the Outlook section to their most comparable GAAP measurements for the full year 2026:

(in millions, except per share amounts)	Full Year 2026
	(in millions)			($per share)
Net income	$788.0	to	$841.0	$7.41	to	$7.91
Real estate related depreciation, amortization, and accretion	331.5	to	326.5	3.12	to	3.07
Asset impairment and decommission costs	92.0	to	87.0	0.87	to	0.82

FFO	$1,211.5	to	$1,254.5	$11.40	to	$11.80
Adjustments to FFO:
Non-cash straight-line leasing revenue	(16.5)	to	(11.5)	(0.16)	to	(0.11)
Non-cash straight-line ground lease expense	(7.5)	to	(2.5)	(0.07)	to	(0.02)
Non-cash compensation	87.0	to	82.0	0.82	to	0.77
Adjustment for non-cash portion of tax provision and other tax adjustments (1)	49.0	to	49.0	0.46	to	0.46
Non-real estate related depreciation, amortization, and accretion	11.0	to	6.0	0.10	to	0.06
Amortization of deferred financing costs and debt discounts and non-cash interest expense	30.0	to	30.0	0.28	to	0.28
Other income, net	(48.0)	to	(48.0)	(0.45)	to	(0.45)
Acquisition and new business initiatives related adjustments and expenses	28.5	to	23.5	0.27	to	0.22
Non-discretionary cash capital expenditures	(75.0)	to	(65.0)	(0.70)	to	(0.61)

AFFO	$1,270.0	to	$1,318.0	$11.95	to	$12.40
Adjustments for joint venture partner interest	(4.0)	to	(4.0)	(0.04)	to	(0.04)

AFFO attributable to SBA Communications Corporation	$1,266.0	to	$1,314.0	$11.91	to	$12.36

Diluted weighted average number of common shares (2)				106.3	to	106.3

(1)

Includes $8.6 million in taxes related to the sale of substantially all of our operations in Canada. We believe that these tax payments are nonrecurring, and do not believe these are an indication of our operating performance. Accordingly, we believe it is more meaningful to present AFFO and AFFO attributable to SBA Communications Corporation excluding these amounts.

(2)	Weighted average number of common shares does not contemplate any additional repurchases of the Company’s stock during 2026.

Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio

Net Debt is calculated using the notional principal amount of outstanding debt. Under GAAP policies, the notional principal amount of the Company’s outstanding debt is not necessarily reflected on the face of the Company’s financial statements.

The Net Debt and Leverage calculations are as follows:

June 30,
2026
(in thousands)
2020-2C Tower Securities	$600,000
2021-1C Tower Securities	1,165,000
2021-2C Tower Securities	895,000
2021-3C Tower Securities	895,000
2022-1C Tower Securities	850,000
2024-1C Tower Securities	1,450,000
2024-2C Tower Securities	620,000
Revolving Credit Facility	1,055,000
2024 Term Loan	2,248,250

Total secured debt	9,778,250
2020 Senior Notes	1,500,000
2021 Senior Notes	1,500,000

Total unsecured debt	3,000,000

Total debt	$12,778,250

Leverage Ratio
Total debt	$12,778,250
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(384,944)

Net debt	$12,393,306

Divided by: Annualized Adjusted EBITDA	$1,935,260

Leverage Ratio	6.4x

Secured Leverage Ratio
Total secured debt	$9,778,250
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(384,944)

Net Secured Debt	$9,393,306

Divided by: Annualized Adjusted EBITDA	$1,935,260

Secured Leverage Ratio	4.9x